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                                  Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-101642, 33-64504, 33-65321, 333-04661, and 333-105858)
pertaining to various stock option and incentive plans of Gentex Corporation of our report dated January 23, 2004, with respect to the consolidated financial statements of Gentex Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                               /s/ Ernst & Young LLP

Grand Rapids, Michigan
March 1, 2004

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